UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2006

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16215 Alton Parkway, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 450-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Effective June 1, 2006 Andrew J. Pease resigned from his position as Senior Vice President, Global Sales of Broadcom Corporation to pursue other business opportunities. The Board of Directors elected Thomas F. Lagatta to succeed Mr. Pease as Senior Vice President, Worldwide Sales. Mr. Lagatta joined Broadcom in May 2002 and was previously Senior Vice President & General Manager, Enterprise Computing Group. He also serves as a director and officer of certain Broadcom subsidiaries.

Effective June 1, 2006 the businesses comprising Broadcom’s Enterprise Computing Group were combined with those in its Networking Infrastructure Group to form a new Enterprise Networking Group. Ford G. Tamer, Ph.D., previously Senior Vice President & General Manager, Networking Infrastructure Group, was elected to head the combined group as Senior Vice President & General Manager, Enterprise Networking Group. Mr. Tamer joined Broadcom in June 2002. He also serves as a director and officer of certain Broadcom subsidiaries.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

June 7, 2006	By:	/s/ William J. Ruehle

Name: William J. Ruehle
Title: Senior Vice President and Chief Financial Officer